                                                                               .
                                                                               .
                                                                               .

                                     MINIMUM
                                      ASSET
AIM STOCK FUNDS                       BASED   MAXIMUM    MAXIMUM
---------------                       SALES   SERVICE   AGGREGATE
PORTFOLIO - CLASS A SHARES            CHARGE    FEE        FEE
                                     -------  -------   ---------
INVESCO Dynamics Fund                 0.10%    0.25%      0.35%
INVESCO Mid-Cap Growth Fund           0.10%    0.25%      0.35%
INVESCO Small Company Growth Fund     0.10%    0.25%      0.35%

                                     MINIMUM
                                      ASSET
AIM TAX-EXEMPT FUNDS                  BASED   MAXIMUM    MAXIMUM
--------------------                  SALES   SERVICE   AGGREGATE
PORTFOLIO - CLASS A SHARES            CHARGE    FEE        FEE
                                     -------  -------   ---------
AIM High Income Municipal Fund        0.00%    0.25%      0.25%
AIM Tax-Exempt Cash Fund              0.00%    0.25%      0.25%"

         * The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Portfolio (or Class thereof).

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: November 25, 2003

                                                                 EXHIBIT m(1)(e)

                                 AMENDMENT NO. 4
                           TO THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN

                                (CLASS A SHARES)

         The Amended and Restated Master Distribution Plan (the "Plan"), dated as of August 18, 2003, pursuant to Rule 12b-1, is hereby amended, effective November 24, 2003, as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                            THE AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                (CLASS A SHARES)

                         (DISTRIBUTION AND SERVICE FEES)

         The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for the Class A Shares of each Portfolio designated below, a Distribution Fee* and a Service Fee determined by applying the annual rate set forth below as to the Class A Shares of each Portfolio to the average daily net assets of the Class A Shares of the Portfolio for the plan year. Average daily net assets shall be computed in a manner used for the determination of the offering price of the Class A Shares of the Portfolio.

                                   MINIMUM
                                    ASSET
AIM EQUITY FUNDS                    BASED    MAXIMUM    MAXIMUM
----------------                    SALES    SERVICE   AGGREGATE
PORTFOLIO - CLASS A SHARES          CHARGE     FEE        FEE
                                   -------   -------   ---------
AIM Aggressive Growth Fund          0.00%     0.25%      0.25%
AIM Basic Value II Fund             0.10%     0.25%      0.35%
AIM Blue Chip Fund                  0.10%     0.25%      0.35%
AIM Capital Development Fund        0.10%     0.25%      0.35%
AIM Charter Fund                    0.05%     0.25%      0.30%
AIM Constellation Fund              0.05%     0.25%      0.30%
AIM Core Strategies Fund            0.10%     0.25%      0.35%
AIM Dent Demographic Trends Fund    0.10%     0.25%      0.35%
AIM Diversified Dividend Fund       0.10%     0.25%      0.35%
AIM Emerging Growth Fund            0.10%     0.25%      0.35%
AIM Large Cap Basic Value Fund      0.10%     0.25%      0.35%
AIM Large Cap Growth Fund           0.10%     0.25%      0.35%
AIM Mid Cap Growth Fund             0.10%     0.25%      0.35%
AIM U.S. Growth Fund                0.10%     0.25%      0.35%
AIM Weingarten Fund                 0.05%     0.25%      0.30%